Exhibit 10.6

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

THIS ADDENDUM (the “Addendum”) is made and shall be in effect from the last date of signature of the Parties below

BETWEEN:

1.	SPORTS INFORMATION SERVICES LIMITED, a company registered under the laws of Malta with company ID C 58381 whose registered office is at Level 3, Quantum House, Abate Rigord Street, Ta’Xbiex, XBX1120, (the “Supplier”); and

2.	CROWN GAMING INC., a company registered under the laws of Delaware, with principal offices at 222 Berkeley Street, 5th Floor, Boston. Massachusetts 02116 USA (the “Client”), together the “Parties, individually a “Party”

BACKGROUND:

A.	Whereas the Supplier is a leading developer and 828 supplier of online and retail sports and events-based fixed-odds platforms;

B.	Whereas the Client operates sports and other betting games, through electronic, interactive and technological means (including the internet) and has the necessary licences to allow it to utilise the products and services supplied by the Supplier pursuant to this Agreement; and

C.	Whereas the Parties entered into an Agreement for the Provision of a Sports Betting Solution dated 20 June 2018 (as amended by the addendum dated 25 July 2018 and the addendum dated 12 November 2018) in relation to the provision of a turnkey B2B sports betting service (as previously amended, hereafter the Agreement”). The Parties now wish to further amend the terms and conditions of the Agreement as set out below.

OPERATIVE PROVISIONS:

1.	[***]

2.	The Parties agree that a new Annex A which sets out the calculation methodologies for certain Payouts and Payouts on Incentives shall be added to the Agreement, in the form attached to this Addendum as Annex A.

3.	The Parties agree that a new clause 6.5 and Annex B shall be added to the Agreement, as follows:

“6.5.	The Client shall provide the Supplier with a monthly report in the form of the DraftKings Dollars sample report attached at Annex B, as soon as reasonably possible after each calendar month end and in any event within ten (10) Business Days of each calendar month end, to enable Supplier to prepare its invoice to the Client and its monthly results.

4.	The Parties agree that a new clause 14.6.3 shall be added to the Agreement, as follows:

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

14.6.3.	prior to entering into any contractual commitment in relation to the payment of Royalty Fees in respect of any gaming or betting activity by Customers on the Client’s Gaming Platform in accordance with this Agreement, the Client shall in good faith discuss with Supplier how or if any such contract will affect the Service and the rights and obligations of the Parties under this Agreement.”

5.	The Parties agree that clauses 3.3 and 3.5 of the Agreement in their entirety shall be replaced with the following:

“3.3	The Client shall be responsible for the publication and management of content on the Gaming Platform, including the placement of any Intellectual Property Rights (whether owned by the Client or by a Third Party), but excluding any intellectual property of Supplier provided as part of the Service, and provided that with respect to Third Party Services used to provide the Service, Supplier shall pass on to Client the benefit of any representations and warranties that Supplier has obtained from the relevant Third Party Provider, subject always to the Supplier’s liability in respect of breach of such warranties and/or representations being limited to an amount received in respect of such breach by Supplier from such Third Party Provider, after such amount has been equitably pro-rated amongst the Client and the Supplier’s other customers.

3.5	In addition to the Initial Territories and West Virginia (which was added as a New Territory pursuant to the addendum dated 25 July 2018), the Supplier agrees to provide the Service to the Client in any new territory which is requested by the Client in writing and with respect to which Client has demonstrated a bona fide intent to enter such territory (which shall include the Supplier acquiring any necessary and appropriate operating licences (excluding any approvals for online horse racing, except where otherwise agreed in writing), testing lab certificates and any other necessary approvals):

3.5.1	where Supplier is already providing (or under contract to provide) its sports betting services to another operator in such new territory; and

3.5.2	where Supplier is not already providing (and is not under contract to provide) its sports betting services to another operator in such new territory, subject to a prompt commercial and regulatory viability assessment to be being carried out by the Supplier for each such territory as described below (the “Territory Assessment”). [***] It is understood that some of the information which Supplier requires for a Territory Assessment may be unknown at the time when Client requests the Supplier to offer the Service in a new territory, and that such assessment will still occur on a best-efforts basis. [***]

Where the Supplier is to provide the Service in a new territory then the Parties shall in good faith discuss and agree upon a launch plan, following the process described in paragraph 2 of Schedule 2 and that new territory shall be designated a “New Territory”.

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8.	The Parties agree that a new paragraph 3.1.11 shall be added to Schedule 2 of the Agreement as follows:

“3.1.11	the additional service(s) (if any) as set out in the Supplemental Terms in Schedule 3 of this Agreement.”

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

9.	The Parties agree that a new paragraph 2 shall be added to the end of Schedule 3 of the Agreement as follows: [***].

10.	The Parties agree that a new sub-paragraph “t.” shall be added to the definition of “Excusable Cause” in Schedule 4 of the Agreement as follows:

“t.	the additional Excusable Cause(s} (if any) set out in the Supplemental Terms in Schedule 3 of this Agreement.”

11.	The Parties agree that paragraph 1.1 of Schedule 1 to the Agreement shall be deleted and replaced as follows: [***].

12.	The Parties agree that clauses 11.1 and 11.2 of the Agreement shall be deleted and replaced with the following:

“11.1	Without prejudice to the termination rights elsewhere in this Agreement. subject to the remainder of this clause and clause 11.2 and notwithstanding clause 4, the Client may terminate this Agreement on a Territory-by-Territory basis by providing at least five (5) months’ prior written notice to the Supplier, any such notice not to be delivered until at least ten (10) months after the earlier to occur of: (i) the first New Territory Live Launch (which, for the avoidance of doubt, shall include West Virginia); or (ii) In the event that a New Territory Live Launch has not occurred prior thereto, 1 September 2019 (an “Early Termination Notice”). Notwithstanding the notice period, Client may elect to cease receipt of the Service in any Territory subject to an Early Termination Notice by notifying Supplier of the same in writing (an “Early Service Cessation Notice”), and upon receipt of an Early Service Cessation Notice by Supplier with respect to a particular Territory, any and all rights to exclusivity that Supplier has under this Agreement (including without limitation under clause 4 hereof) with respect to such Territory shall be of no further force or effect.

11.1.1	For any Territory subject to an Early Service Cessation Notice, for each month of the notice period remaining following cessation of the Service in such Territory (or for any partial months a pro-rata portion of the relevant amount) Client agrees to pay Supplier (instead and in lieu of Fees) an amount equal to the greater of the following:[***].

11.1.2	[***]

11.1.3	In the event that all Territories have been terminated pursuant to clause 11.1, then this Agreement shall terminate.

11.2	In the event of the Client exercising its termination right with respect to a particular Territory under clause 11.1:

11.2.1	The Client shall be liable to pay the Supplier for the cost of any and all Third Party Services and any other fixed costs (including but not limited to data costs, cost of hardware and data centre costs) which are incurred solely in relation to the Client’s actual use of such service/s and/or equipment in the relevant Territory. The Client is also obliged to reimburse the Supplier for all such costs that are incurred after the date upon which such termination becomes effective where these costs would have been incurred if the provision of the Service had continued, and Supplier is not able to terminate such Third Party Services and other fixed costs after exercising reasonable endeavours to do so. The Supplier shall be entitled to invoice the Client for all such sums due from the date upon which such termination becomes effective and the Client shall pay that invoice in accordance with clause 6.3. [***]

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

11.2.2	There shall be no obligation on the Supplier to extend provision of the Service to any Territory where a New Territory Live Launch has not occurred at the time the Client’s first Early Termination Notice is given.”

13.	The Parties agree that clauses 4.1 and 4.4 of the Agreement shall be deleted and replaced with the following:

“4.1	The Client, subject to clauses 3.5, 4.2, 4.4 and 11.1, shall (and shall procure that its Affiliates shall) appoint the Supplier as its exclusive provider, and therefore shall use the Supplier exclusively for the provision, of the online and retail sports betting services that form part of the Service from time to time for Client’s and its Affiliates direct business-to-consumer sports betting operations that use brands and domains that are owned or controlled by Client or its Affiliates, for the Term. Notwithstanding the generality of the foregoing, the exclusivity restrictions in this clause 4.1 shall only apply to the Initial Territories (from the Commencement Date), and to any territories designated as New Territories pursuant to clause 3.5 (from the date of such designation).

4.4	[***]

14.	The Parties agree that Client’s address for service in clause 22.4 of the Agreement shall be deleted and replaced with the following:

222 Berkeley Street
5th Floor
Boston, MA 02116

MISCELLANEOUS:

15.	For the avoidance of doubt, this Addendum is supplemental to the Agreement. Except as expressly amended by this Addendum, the Agreement shall remain in full force and effect. Terms defined in the Agreement shall have the same meaning in this Addendum, unless otherwise provided by this Addendum.

16.	If any term of this Addendum is found by any court or body or authority of competent jurisdiction to be illegal, unlawful, void or unenforceable, such term will be enforced to the maximum extent permissible under the law, and this will not affect the remainder of this Addendum which will continue in full force and effect.

17.	This Addendum shall enter into force once it is signed by both Parties and shall continue in force until the expiration or earlier termination of the Agreement. This Addendum is a modification of the Agreement and not its replacement. Except as explicitly amended above in this Addendum, all terms and conditions of the Agreement shall continue in effect without any change.

18.	This Addendum and any non-contractual obligations arising out of or in connection with it will be governed by the law of England and Wales.

19.	In the event of any conflict or inconsistency between the terms and conditions of this Addendum and the terms and conditions of the Agreement, the terms and conditions of this Addendum shall control.

This Addendum may be executed in separate counterparts all of which when taken together constitute one and the same instrument.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

SIGNATURE PAGE

	Supplier:	SPORTS INFORMATION SERVICES LIMITED
By:	Henry Dimech
Title:	Director
Date:	22 August 2019
Signature:	/s/ Henry Dimech

	Client:	CROWN GAMING INC.
By:	R. Stanton Dodge
Title:	Chief Legal Officer
Date:	08-22-19
Signature:	/s/ R. Stanton Dodge

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ANNEX A

Calculation methodologies for certain Payouts and Payouts on Incentives: [***]

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ANNEX B

DraftKings Dollars sample report

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.